SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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LABOR READY, INC.
(Name of Registrant as Specified In Its Charter)
LABOR READY, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tacoma, Washington
April 12, 2007

Dear Shareholders:

It is a pleasure to invite you to your Company’s 2007 annual meeting of shareholders, to be held at Labor Ready’s corporate headquarters, 1015 A Street, Tacoma, Washington, 98402, on Wednesday, May 16, 2007, at 10:00 a.m. (Pacific Daylight Time).

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

I look forward to seeing our shareholders at the meeting. We will report on Labor Ready’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope in order to ensure that your vote is counted. If you are a shareholder of record and you attend the meeting then you will have the right to vote your shares in person.

Very truly yours,

/s/ Robert J. Sullivan

Robert J. Sullivan
Chairman of the Board

LABOR READY, INC.
1015 A Street
Tacoma, Washington 98402

_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 16, 2007
_____________________

To the Shareholders:

     The annual meeting of the shareholders of Labor Ready, Inc., a Washington corporation, will be held at Labor Ready’s corporate headquarters, 1015 A Street, Tacoma, Washington, 98402, on Wednesday, May 16, 2007, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

1.	to elect the directors to serve until the next annual meeting of shareholders, and until their respective successors are elected and qualified;

2.	to ratify the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 28, 2007; and

3.	to transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 29, 2007, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

By Order of the Board of Directors

/s/ James E. Defebaugh

James E. Defebaugh
Secretary
Tacoma, Washington
April 12, 2007

YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

LABOR READY, INC.
1015 A Street
Tacoma, Washington 98402

____________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 16, 2007
____________________

     The Board of Directors of Labor Ready, Inc., a Washington corporation, is soliciting your proxy to vote your shares at the 2007 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 16, 2007, at the corporate headquarters of Labor Ready, Inc., 1015 A Street, Tacoma, Washington, and at any adjournment thereof. This proxy statement contains the required information under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

     Voting of Proxies. If you properly execute and return the enclosed proxy card, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. You may also vote by proxy over the internet or by telephone by following the instructions on the proxy card. We urge you to specify your choices by marking the appropriate box on the enclosed proxy card; if you sign and return the proxy card without indicating your instructions, your shares will be voted FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors), FOR PROPOSAL 2 (ratification of selection of independent registered public accounting firm) and, with respect to any other business that may come before the meeting, as specified by the named proxies pursuant to the discretionary authority granted in the proxy. In the vote on the election of the directors (Proposal 1), you may vote “For” all or some of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. For the proposals to ratify the selection of the Company’s independent registered accounting firm (Proposal 2), you may vote “For”, “Against,” or “Abstain”. If you beneficially own Company stock held in trust in the Company’s 401(k) retirement plan, then you can vote using the voting instruction form provided by the trustee.

     Revocation of Proxies. If you execute a proxy, you will retain the right to revoke it at any time before it is voted. You may revoke or change your proxy before it is voted by (i) sending a written revocation to the Corporate Secretary of the Company at P.O. Box 2910, Tacoma, Washington 98401; (ii) submitting a proxy with a later date; (iii) delivering a written request in person to return the executed proxy; or, (iv) attending and voting at the annual meeting. Your right to revoke your proxy is not limited by or subject to compliance with a specified formal procedure, but you should give written notice to the Secretary of the Company at or before the annual meeting so that the number of shares represented by proxy can be recomputed.

     Quorum. A quorum is necessary to hold a valid meeting. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the annual meeting are present in person or by proxy, a quorum will exist. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given for that matter and for which the broker does not have discretionary voting authority for that matter (“Broker Non-Votes”) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the proposals regarding the election of directors and the ratification of the selection of the independent registered accounting firm.

     Voting Requirements to Approve Each Proposal. The eight nominees for election as directors who receive the greatest number of votes cast will be elected directors. There is no cumulative voting for the Company’s directors. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter.

     Effect of Abstentions, Withheld Votes and Broker Non-Votes. Abstentions, withheld votes and Broker Non-Votes will have no practical effect in the election of directors and in the ratification of appointment of PricewaterhouseCoopers LLP because abstentions, withheld votes and Broker Non-Votes do not represent votes cast “For” or “Against” the respective proposal.

     Record Date. Shareholders of record at the close of business on March 29, 2007, are entitled to vote at the annual meeting. On March 29, 2007, the Company had 47,719,930 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

     Discretionary Authority. If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this proxy statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to the discretionary authority granted in the proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

     Solicitation of Proxies. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

     Mailing and Forwarding of Proxy Materials. On or about April 12, 2007, we mailed this proxy statement and the enclosed proxy card to shareholders. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the common stock and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

     Executive Offices. The principal executive office of the Company is located at 1015 A Street, Tacoma, Washington 98402. The mailing address of the principal executive office is P.O. Box 2910, Tacoma, Washington 98401. The telephone number for the Company is (253) 383-9101.

PROPOSAL 1. ELECTION OF DIRECTORS

     The Company’s directors are elected each year at the annual meeting of shareholders to serve until their successors are elected and qualified, or until they resign or are removed or are otherwise disqualified to serve. The Company’s Board of Directors currently consists of eight directors. The Board of Directors has nominated the following persons for election as directors, all of whom are currently directors. The Board of Directors recommends a vote for each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees are as follows:

     Steven C. Cooper, 44, has served as a Director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer. Prior to joining the Company in 1999, Mr. Cooper held various senior management positions with Deloitte, providing professional services, and Albertsons, Inc. a NYSE-listed retail company.

     Keith D. Grinstein, 46, has served as a Director of the Company since 2004. Mr. Grinstein has been a member of the Board of Directors of Coinstar since 2001 and has served as its Chairman since 2002. He has held a number of senior executive positions at Nextel International, Inc., a telecommunications company, serving as its President from 1996 to 1999, its Chief Executive Officer from 1996 to 1999 and a member of its Board of Directors from 1996 until 2002. Mr. Grinstein’s other past experience includes positions at AT&T Wireless Services, Inc. (formerly McCaw Communications). He is currently a Partner of Second Avenue Partners, a venture capital fund, and a Director of Nextera Enterprises, Inc., F5 Networks, Inc., and Car Toys, Inc.

     Thomas E. McChesney, 60, has served as a director of the Company since 1995. Since 2004, Mr. McChesney has been President of SR Footwear, LLC. From 1998 to 2005, he was Director of Investment Banking with Blackwell Donaldson and Company. He is also a Director of Nations Express, Inc. and Stonestreet One, Inc.

     Gates McKibbin, 60, has served as a Director of the Company since 2001. Since 1996, Ms. McKibbin has been self-employed as a consultant developing comprehensive strategy and leadership programs for large, nationally respected organizations. Prior to 1996 Ms. McKibbin was Vice President of Change Management for Bank of America, and has held numerous other executive positions.

      Joseph P. Sambataro, Jr., 56, has served as a Director since 2000. Mr. Sambataro served as the Company’s Chief Executive Officer from 2001 until 2006, and served as the Company’s President from 2001 until 2005. Mr. Sambataro joined the Company in 1997 and served as Chief Financial Officer, Treasurer and Assistant Secretary until 2001 and as Executive Vice President until March 2001. Prior to joining the Company, he worked with BDO Seidman, LLP, KPMG Peat Marwick and in senior management of biotechnology firms in Seattle.

     William W. Steele, 70, has served as a Director of the Company since 2001. Mr. Steele is currently a Director and Chairman of the Executive Committee of ABM Industries, a large facilities services contractor traded on the New York Stock Exchange. In the course of his 43-year career with ABM Industries, Mr. Steele was appointed its President in 1991 and its Chief Executive Officer in 1994, and served in those capacities until his retirement in October of 2000.

     Robert J. Sullivan, 76, has served as Chairman of the Board of the Company since 2000 and as a Director since November 1994. Mr. Sullivan’s career included 12 years at American Express Company and related companies, where he served as a Financial Officer and Division General Manager. He served three years as Chief Financial Officer of Cablevision, Inc., and was general manager of the Long Island cable television system. He also spent 10 years as a financial consultant to small businesses, including Labor Ready from 1993 to 1994.

     Craig E. Tall, 61, has served as a Director of the Company since 2006. Mr. Tall has been employed by Washington Mutual since 1985 and has served as the Vice Chair of Corporate Development for Washington Mutual since 1999. Mr. Tall was a member of Washington Mutual’s Executive Committee from 1985 to 2005. Mr. Tall’s management responsibilities included a variety of assignments, such as mergers and acquisitions, commercial banking, consumer finance, managing Washington Mutual’s life insurance company, strategic planning, real estate, special credits and venture capital fund. Before joining Washington Mutual, Mr. Tall was president of Compensation Programs, Inc., a national employee benefits consulting firm.

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 28, 2007. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2006 and 2005 are described under “Fees Paid to Independent Registered Public Accounting Firm for the 2006 and 2005 Fiscal Years” below. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2007, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification. Proxies will be voted “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2007 unless other instructions are indicated on your proxy. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interests of the Company.

Fees Paid to Independent Registered Public Accounting Firm for the 2006 and 2005 Fiscal Years

     PricewaterhouseCoopers provided audit and other services in the following categories and was paid the following amounts:

	2006	2005
Audit fees: (1)	$1,799,877	$1,352,912
Audit-related fees: (2)	$151,877	$378,199
Tax fees: (3)	$19,382	$77,849
All other fees: (4)	$3,900	$3,900

_____________________

(1)	Audit fees for the 2006 and 2005 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and other Securities and Exchange Commission filings including consents, comfort letters, and other assistance required to complete the year-end audit of the consolidated financial statements.

(2)	All audit-related fees for the 2006 and 2005 fiscal years were for due diligence related to mergers and acquisitions activity.

(3)	Tax fees include consultation on tax compliance, tax advice, and tax planning.

(4)	All other fees for the 2006 and 2005 fiscal years includes subscriptions.

     The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations, and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

     The Company has adopted Corporate Governance Guidelines (the “Guidelines”) which are available at www.laborready.com by first clicking “Investors,” then “Corporate Governance” and then “Guidelines.” The Guidelines are also available in print to any shareholder who requests them. The Guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to help ensure that the interests of the Board and management align with the interests of the shareholders.

     On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

Related Person Transactions

     The Board has adopted a Related Person Transaction Policy that is attached as Exhibit A to the Guidelines which sets forth the policies and procedures for the review and approval or ratification of “Related Person Transactions,” which is defined to include transactions, arrangements or relationships in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person had or will have a direct or indirect material interest. “Related Persons” is defined to include directors, executive officers, director nominees, beneficial owners of more than 5% of the Company’s common stock and members of their immediate families. A Related Person Transaction must be reported to the Company’s General Counsel and reviewed and approved by the Corporate Governance and Nominating Committee (the “Governance Committee”). Under certain circumstances a transaction may be approved by the Chair of the Governance Committee subject to ratification by the full Committee at its next meeting. In determining whether to approve or ratify a Related Person Transaction, the Committee, as appropriate, shall review and consider:

  the Related Person’s interest in the Related Person Transaction;

  the approximate dollar value of the amount involved in the Related Person Transaction;

  the approximate dollar value of the amount of the Related Person’s interest in the Related Person Transaction without regard to the amount of any profit or loss;

  whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;

  whether the Related Person Transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

  the purpose of, and the potential benefits to the Company of, the Related Person Transaction; and

  any other information regarding the Related Person Transaction or the Related Person in the context of the proposed Related Person Transaction that would be material to investors in light of the circumstances of the particular transaction.

     After reviewing all facts and circumstances the Governance Committee may approve or ratify the Related Person Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

Director Independence

     The Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with criteria set forth in the Guidelines, which include all elements of independence set forth in the New York Stock Exchange listing standards and related Securities and Exchange Commission Rules and Regulations.

     Based on these standards, at its meeting held on February 12, 2007, the Governance Committee and the Board determined that each of the following non-employee Directors is independent and has no material relationship with the Company, except as a Director and shareholder of the Company:

  Robert J. Sullivan

  Keith D. Grinstein

  Thomas E. McChesney

  Gates McKibbin

  William W. Steele

  Craig E. Tall

     In making their determinations the Governance Committee and the Board reviewed the following transactions, relationships or arrangements which were determined to be immaterial and not to impair the independence of the respective directors: (i) the Company has retained a law firm with which an adult daughter of Mr. Sullivan has an “Of Counsel” relationship (i.e., no equity interest or management role) and with respect to which engagement his daughter will not participate and will not receive any compensation or other benefit; and (ii) Mr. Steele is a director of ABM Industries, which is a customer of the Company for services that were less than 2% of ABM’s consolidated revenues during 2006.

     In addition, based on the New York Stock Exchange Rules, the Board affirmatively determined that: (a) Steven C. Cooper is not independent because he is the Chief Executive Officer of the Company, and (b) Joseph P. Sambataro, Jr. is not independent because he was the Chief Executive Officer of the Company until his retirement effective May 17, 2006.

Nominations for Directors

     Qualifications of Nominees

     Our Guidelines include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, experience in industry, finance, administration and operations) of each candidate, and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees.

     Nominee Identification and Evaluation

     The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the need for diversity on the board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for director which may come to the Governance Committee’s attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

     The Governance Committee will consider candidates recommended by shareholders when the nominations are properly submitted. Following verification of the shareholder status of persons proposing candidates, the Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm in connection with the nomination of a director candidate provides any materials, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Governance Committee. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee. If warranted, one or more members of the Governance Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

     Nominations by Shareholders

     The Governance Committee will consider director candidates recommended by shareholders on the same basis as are candidates recommended by the Governance Committee. Any shareholder wishing to nominate a candidate should provide the following information in a letter addressed to the Chairman of the Governance

Committee in care of the Company’s General Counsel no later than 120 days prior to the one year anniversary of the date the proxy statement was mailed in connection with the most recent annual meeting (nominations for the 2008 annual meeting must be submitted no later than December 14, 2007):

  the name and address of the shareholder recommending the person to be nominated;

  a representation that the shareholder is a holder of record of stock of the Company, including the number of shares held and the period of holding;

  a description of all arrangements or understandings between the shareholder and the recommended nominee;

  information as to any plans or proposals of the type required to be disclosed in Schedule 13D (including, without limitation, plans involving acquisitions of the Company’s securities and/or plans involving a potential merger or change of control transaction) and any proposals that the nominee proposes to bring to the Board of Directors if so elected;

  any other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”); and

  the consent of the recommended nominee to serve as a director of Labor Ready if so elected.

     Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director and officer questionnaire and provide any follow-up information requested. In addition, the notice must meet all other requirements contained in Labor Ready’s Bylaws.

Shareholder Communications

     Any shareholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management directors, may write to:

Board of Directors
Labor Ready, Inc.
c/o Secretary
P.O. Box 2910
Tacoma, WA 98401

     The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The General Counsel will make copies of all such letters and circulate them to the appropriate director or directors. If the Company develops any other procedures, they will be posted on the Company’s corporate website. Procedures addressing the reporting of other concerns by shareholders, employees or other third parties are set forth in our Code of Business Conduct and Ethics (described below).

Code of Business Conduct and Ethics

     Our Code of Business Conduct and Ethics is applicable to all directors and employees of the Company. Our Code of Business Conduct and Ethics is available at www.laborready.com by clicking on “Investors,” then “Corporate Governance” and then “Code of Ethics.” Shareholders may also request a free printed copy of the Code of Business Conduct and Ethics from:

Labor Ready, Inc.
c/o Investor Relations
P.O. Box 2910
Tacoma, WA 98401

     The Company intends to disclose any amendments to the Code of Business Conduct and Ethics (other than technical, administrative or non-substantive amendments), and any waivers of a provision of the Code of Business Conduct and Ethics for directors or executive officers, on the Company’s website at www.laborready.com. Information on the Company’s website, however, does not form a part of this proxy statement.

New York Stock Exchange Certification

     The certification of the Chief Executive Officer required by the New York Stock Exchange Listing Standards, Section 303A.12(a), relating to Labor Ready’s compliance with the New York Stock Exchange Corporate Governance Listing Standards, was submitted to the New York Stock Exchange on June 16, 2006. In addition, the Company’s CEO and CFO certifications required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

Corporate Governance Quotient

     The Company has received information from Institutional Shareholders Services (ISS) that its Corporate Governance Quotient (CGQ) exceeds the CGQ for 77% of the companies included in the Standard & Poors’ SmallCap 600 companies and 87% of the companies included in the S&P Commercial Services & Supplies industry classification.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 15, 2007, for (i) each person known to the Company to own beneficially 5% or more of our common stock; (ii) each director of the Company; (iii) each individual identified as a named executive officer of the Company pursuant to Item 402 of Regulation S-K; and (iv) all named executive officers and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 15, 2007, the Company had no other classes of outstanding equity securities.

		Amount and
		Nature of
		Beneficial
		Ownership
		(Number of	Percent
Name & Address of Beneficial Owner**	Title of Class	Shares) (1)	of Class
Joseph P. Sambataro, Jr (2)	Common Stock	314,315	*
Steven C. Cooper (3)	Common Stock	192,536	*
Derrek L. Gafford (4)	Common Stock	59,283	*
Noel S. Wheeler (5)	Common Stock	54,689	*
Wayne W. Larkin (6)	Common Stock	35,628	*
James E. Defebaugh (7)	Common Stock	30,228	*
Chris D. Burger (8)	Common Stock	30,222	*
Thomas E. McChesney (9)	Common Stock	54,901	*
William W. Steele (10)	Common Stock	39,471	*
Robert J. Sullivan (11)	Common Stock	28,224	*
Gates McKibbin (12)	Common Stock	23,716	*
Craig E. Tall (13)	Common Stock	24,922	*
Keith D. Grinstein (14)	Common Stock	18,471	*
Richard L. Mercuri (15)	Common Stock	17,354	*
All officers and directors as a group (14 individuals)	Common Stock	923,960	1.8%
Barclays Global Investors, NA. (16)	Common Stock	2,698,410	5.17%
Putnam, LLC. (17)	Common Stock	2,617,935	5.00%
Royce & Associates, LLC (18)	Common Stock	2,938,500	5.64%

____________________

(1)	Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act, and includes (i) shares held outright and restricted shares; (ii) share units accrued under the Company’s 401(k) plan; and, (iii) shares issuable upon exercise of options, warrants and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after March 15, 2007.

(2)	Includes 113,192 shares held outright, 11,316 shares accrued under the 401(k) plan and options for 189,807 shares.

(3)	Includes 115,521 shares held outright, 6,251 shares accrued under the 401(k) plan and options for 70,764 shares.

(4)	Includes 23,910 shares held outright, 5,241 shares accrued under the 401(k) plan, and options for 30,132 shares.

(5)	Includes 30,615 shares held outright and options for 24,074 shares.

(6)	Includes 19,292 shares held outright, 427 shares accrued under the 401(k) plan and options for 15,909 shares.

(7)	Includes 21,169 shares held outright and options for 9,059 shares.

(8)	Includes 19,417 shares held outright, 70 shares accrued under the 401(k) plan, and options for 10,735 shares.

(9)	Includes 23,174 shares held outright, 9,000 shares held indirectly in IRAs, and options for 22,727 shares.

(10)	Includes 31,971 shares held outright and options for 7,500 shares.

(11)	Includes 8,224 shares held outright and options for 20,000 shares.

(12)	Includes 8,716 shares held outright and options for 15,000 shares.

(13)	Includes 24,922 shares held outright.

(14)	Includes 12,471 shares held outright and options for 6,000 shares.

(15)	Includes 17,354 shares held outright.

(16)	Information provided is based solely on a Schedule 13G dated January 31, 2007, filed on behalf of Barclays Global Investors, NA and its affiliated group members. Barclays Global Investors, NA has sole voting power over 2,502,468 shares and sole dispositive power over 2,698,410 shares, and Barclays Global Fund Advisors has sole voting and dispositive power over 1,516,631 shares. The business address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(17)	Information provided is based solely on the Schedule 13G/A, filed on February 13, 2007 with the Securities and Exchange Commission by Putnam, LLC (d/b/a Putnam Investment, “PI”), on behalf of itself and Marsh & McLennan Companies, Inc. (“M&MC”), Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”). The Putnam reporting entities disclosed that PI, a wholly owned subsidiary of M&MC, wholly owns PIM, which is the investment adviser to the Putnam family of mutual funds, and wholly owns PAC, which is the investment adviser to Putnam’s institutional clients. The Putnam reporting entities disclosed voting and dispositive power as follows: PI, shared voting power as to 243,386 shares and shared dispositive power as to 2,617,935 shares; PIM, shared voting power as to 39,519 shares and shared dispositive power as to 1,907,534 shares; and PAC, shared voting power as to 203,867 shares and shared dispositive power as to 710,401 shares. No shares were reported as owned by M&MC. M&MC and PI disclaimed beneficial ownership and voting and dispositive power of any securities covered by the Schedule 13G/A. The business address of Putnam, LLC is One Post Office Square, Boston, Massachusetts, 02109.

(18)	Information provided is based solely on a Schedule 13G dated January 23, 2007, filed on behalf of Royce & Associates, LLC and its subsidiaries. Royce & Associates, LLC has sole voting and sole dispositive power of 2,938,500 shares. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York, 10019.

*	Less than 1%.

**	The address of the named executive officers and directors is c/o Labor Ready, Inc., 1015 A Street, Tacoma, Washington 98402.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

     Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met 13 times during 2006, of which all were regular meetings, and none were special meetings. All Directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 29, 2006. Directors are expected to attend the annual meetings and special meetings of shareholders, if any. All of the Directors attended the 2006 Annual Meeting of Shareholders on May 17, 2006.

Committees of the Board

     The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Governance Committee. In accordance with New York Stock Exchange listing standards, all the committees are comprised solely of non-employee, independent Directors. Charters for each committee are available on the Company’s website at www.laborready.com by first clicking on “Investors” and then “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows current membership for each of the standing Board committees. The Board has also appointed an Executive Committee, to which is delegated the authority to act on behalf of the Board as necessary when the Board is not in session and it would be impracticable to call a meeting of the Board. The Executive Committee, which currently consists of Mr. Sullivan, who chairs the committee, and Messrs. McChesney, Steele, Grinstein, and Sambataro, did not meet during fiscal year 2006.

Audit	Compensation	Governance
Keith D. Grinstein*	Thomas E. McChesney*	William W. Steele*
Robert J. Sullivan	William W. Steele	Keith D. Grinstein
Gates McKibbin	Craig E. Tall	Thomas E. McChesney
Gates McKibbin
Robert J. Sullivan
Craig E. Tall

____________________

*     Chair

     Audit Committee

     The Audit Committee has three members and met five times in fiscal 2006. The Audit Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Governance Committee and the Board have determined that all the members of the Audit Committee are financially literate pursuant to the New York Stock Exchange rules. The Board also has determined that Messrs. Grinstein and Sullivan of the Audit Committee are Audit Committee Financial Experts within the meaning stipulated by the Securities and Exchange Commission. The Board has adopted a charter for the Audit Committee which is available at www.laborready.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

     Governance Committee

     The Governance Committee has six members and met five times in fiscal 2006. The Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Governance Committee, which is available on the Company’s website at www.laboready.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

     Compensation Committee

     The Compensation Committee has three members and met eight times in fiscal 2006. The Compensation Committee is comprised solely of non-employee Directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at www.laborready.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it. Additional information regarding the Compensation Committee and its procedures and processes for the consideration and determination of executive and director compensation are included under the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised entirely of independent directors. During 2006 none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board of Directors.

Compensation of Directors

     Annual Retainers

     The Chairman of the Board of Directors, if not an employee of the Company, receives an annual retainer of $60,000. Committee chairs receive an annual retainer of $40,000. All other non-employee directors receive an annual cash retainer of $30,000.

     Meeting Fees

     Each non-employee director receives meeting fees for attendance during each regular or special Board of Directors or committee meeting in accordance with the schedule below.

Meeting	In Person	Telephonic
Board of Directors	$1,500	$750
Audit Committee Chair	$1,500	$750
Audit Committee	$1,250	$625
Compensation Committee Chair	$1,250	$625
Compensation Committee	$1,250	$625
Executive Committee	$1,250	$625
Corporate Governance Chair	$1,250	$625
Corporate Governance Committee	$1,250	$625

     Equity Grants

     Each non-employee director receives an annual grant of unrestricted common stock worth $100,000. The Chairman of the Board of Directors receives an additional $96,000 grant and each committee chair receives an additional $25,000 grant. In 2006 the value of each grant was based on the mean between the high and low stock prices on the first trading day in January of each year. Beginning in 2007, the Company changed its practice and will now price and determine the number of shares of each annual grant of vested common stock based on the closing price on the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results. Non-employee Directors appointed during the year are entitled to receive a pro rata grant as follows: 100% if appointed prior to the first quarterly meeting, 75% if appointed prior to the second quarterly meeting, 50% if appointed prior to the third quarterly meeting, and 25% if appointed prior to the last quarterly meeting of the year.

     Non-Employee Director Compensation

     The following table discloses the cash, equity awards and other compensation earned by each of the Company’s non-employee directors during the last competed fiscal year.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name (1)	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Keith D. Grinstein	$65,625	$125,000	—	—	—	—	$190,625
Thomas E. McChesney	$66,500	$125,000	—	—	—	—	$191,500
Gates McKibbin	$55,875	$100,000	—	—	—	$23,848(2)	$174,775
William W. Steele	$66,500	$125,000	—	—	—	—	$191,500
Robert J. Sullivan	$84,575	$196,000	—	—	—	—	$280,575
Craig E. Tall	$55,125	$100,000	—	—	—	—	$155,125
____________________

(1)	For a portion of the Company’s fiscal year 2006, Joseph P. Sambataro, Jr. was also a Non-Employee Director. For information related to Mr. Sambataro’s compensation, please see below in the Compensation Discussion and Analysis and the related tables.

(2)	Consulting fees paid to Ms. McKibbin for the evaluation of the Company’s chief executive officer and health insurance premiums paid on Ms. McKibbin’s behalf.

EXECUTIVE OFFICERS

     The names, ages and positions of the current non-director executive officers of the Company are listed below, along with their business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company.

     Robert P. Breen, 42, has served as Vice President of Strategic Planning and Financial Analysis since 2003. Prior to that time, Mr. Breen served as Director of Financial Planning and Analysis and held other positions within the finance area since joining the Company in 1997. Prior to that, Mr. Breen spent eight years in public accounting with BDO Seidman, LLP.

     Chris D. Burger, 46, has served as a Senior Vice President for Operations since 2006, after serving as a Regional Vice President for Operations since 2005. Mr. Burger joined the Company as an Area Director of Operations in 2003. From 1992 to 2003, Mr. Burger was Owner and President of an independent temporary staffing company. From 1988 to 1992, Mr. Burger served as a Regional Manager, and then Vice President of Operations for Labor Force. Prior to that, Mr. Burger served as a branch manager for American Labor (Link Staffing).

     James E. Defebaugh, 52, has served as Executive Vice President, General Counsel and Secretary of the Company since 2006, after serving as Vice President, General Counsel and Secretary of the Company since joining the Company in 2005. Prior to joining Labor Ready, Mr. Defebaugh served as Senior Vice President and Chief Compliance Officer of Sears Holdings Corporation (2005). Prior to joining Sears Holdings, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer (2004-2005), Senior Vice President and Chief Compliance Officer (2002-2004), Vice President and Corporate Secretary (2001-2002), and Vice President, Legal (2001).

     Derrek L. Gafford, 36, has served as the Company’s Executive Vice President and Chief Financial Officer since 2006, after serving as Vice President and Chief Financial Officer since 2005 and served as the Company’s Vice President of Finance and Accounting beginning in 2004. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002 serving as Vice President and Treasurer. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Markets, a grocery retailer, from 2001 to 2002 and held a variety of finance positions with Albertsons from 1995 to 2001. Previous to that, he worked for Deloitte & Touche LLP.

     Wayne Larkin, 41, has served as a Senior Vice President for Operations since 2006, after serving as a Regional Vice President for Operations since 2005. Mr. Larkin originally joined the Company as a District Manager in 1996 and then was promoted in 1998 to Area Director of Operations. Between 1999 and 2002, Mr. Larkin worked for Staffmark, serving first as a Business Development Manager and then as a General Manager. Mr. Larkin rejoined the Company in 2002. Prior to working for the Company, Mr. Larkin held various management positions with Avis Rent-A-Car.

     Richard L. Mercuri, 60, has served as Vice President, Human Resources and Organizational Development since June 2006. Prior to this assignment Mr. Mercuri served as Vice President of Human Resources and Organizational Development for CLP Resources beginning in September 2004. He has over 25 years of senior level human resources experience in both Fortune 200 and global consulting practices. Mr. Mercuri holds a Ph.D. in Business Management and Organizational Development.

     Edward B. Nubel, 56, has served as Labor Ready’s Vice President of Sales and Marketing since September, 2006. Prior to this position, Mr. Nubel served CLP Resources as Vice President of Sales and Marketing beginning in 2001. Mr. Nubel also served in sales, operations, and marketing at Norell Services (now Spherion) for nearly 10 years, served as Regional Vice President with Aladdin Synergetics for 9 years, and served as an officer in the United States Navy.

     Billie R. Otto, 40, has served as Vice President and Chief Information Officer since 2004. Ms. Otto has been with Labor Ready since 1998, serving most recently as Vice President and Corporate Controller. Prior to joining Labor Ready, Ms. Otto worked in public accounting with the firm now known as RSM McGladrey from 1990 to 1998.

     Noel S. Wheeler, 66, has served as the President and CEO of CLP Resources since 1999. From 1994 to 1999, he was President and COO of TRS Staffing Solutions, Inc., a wholly-owned staffing subsidiary of Fluor Daniel, Inc. Mr. Wheeler joined Kelly Services in 1984, where he established their international division in 1988 and served as Senior Vice President until 1994. From 1980 to 1984, Mr. Wheeler managed his own staffing company in Canada, following 12 years with staffing company Drake International, Inc. from 1968 to 1980, where he served in a variety of management positions in Asia/Oceania, Europe and North America.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

     Compensation for our executives is determined by the Compensation Committee (for purposes of this analysis the “Committee”) which currently consists of Thomas McChesney, Chair, William Steele and Craig Tall. As discussed under the “Corporate Governance” section, each of the members satisfies all of the independence requirements of the New York Stock Exchange. Each member also meets applicable requirements under the regulations issued by the Securities and Exchange Commission as “non-employee directors” and the Internal Revenue Service as “outside directors.” Our Chief Executive Officer, Chief Financial Officer and the other executive officers identified in the Summary Compensation Table, below, are referred to as “named executive officers.”

     The mission of the Committee, as stated in its Charter, is “to further shareholder value by helping to create compensation plans that provide financial incentives to employees for producing results that fairly reward shareholders.”

     The Committee has regularly scheduled in-person meetings each quarter and has additional in-person or telephonic meetings as appropriate. During 2006 the Committee met eight times and all members attended each meeting. The agenda for each meeting is set by the Chair. The Committee has full authority to directly retain the services of outside counsel and compensation consultants and has done so on a regular basis. Our Chief Executive Officer and other named executive officers have attended portions of Committee meetings in order to provide information and help explain data relating to matters under consideration by the Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions which occur in connection with each meeting. Outside counsel also regularly attends Committee meetings.

     Prior to each regular meeting the Committee receives meeting materials including the agenda, minutes from prior meetings, a summary of outstanding equity awards including certain pre-approved awards (based on documented criteria relating to new hires and promotions for employees other than named executive officers) since the last meeting, and other briefing and background materials relating to agenda items. The briefing materials include “tally sheets” for each of our named executive officers, which are prepared for and distributed prior to each regular meeting. The tally sheets summarize (i) all material aspects of the executive compensation program for each named executive officer for the last two full years as well as year-to-date information for the current year including base salary, cash awards under the short-term incentive plan, equity awards (restricted stock and option grants) under the long-term incentive plan and all other miscellaneous compensation and benefits; (ii) equity ownership information for the last two years and the current year including current holdings, option vestings and exercises, restricted stock vestings, and any other purchases or sales of our stock; and (iii) amounts payable to named executive officers in the event of termination under various scenarios, including voluntary and involuntary termination with and without cause or good reason. The regular availability of tally sheets is intended to provide the Committee with up to date and relevant information so that the Committee members can assess the effect of individual decisions and new proposals in the context of the existing programs and prior awards and benefits taken as a whole.

Objectives of the Executive Compensation Programs

     The objective of our compensation program for our executive officers is to provide significant incentives which attract, motivate, and retain key executives and reward them for developing and pursuing the strategies and obtaining the objectives proposed by management and set by the Board. Our compensation programs are annually reviewed and modified, as appropriate, in order to be closely integrated with Company strategies and objectives for the ultimate purpose of growing shareholder value on a long-term basis.

     Our current compensation programs are the result of decisions made by the Committee during the last three years. In December 2003, the Committee directly engaged an independent outside compensation consultant who was then with KPMG LLP and is currently with Mercer Human Resources Consulting, LLC (“Mercer”), to advise on restructuring the Company’s short-term and long-term incentive plans for senior executives. The consultant and her colleagues did extensive research and analysis and met with the Committee numerous times over a period of months. The Committee has continued to work with the same consultant in revising and implementing our executive compensation programs. Based on the Board’s feedback and further research, the Committee prepared final recommendations for executive base compensation and short-term and long-term executive incentive plans that were approved by all of the independent members of the Board of Directors in March 2004. The three primary elements of the compensation program – base salary, short-term incentive and long-term incentive – were developed together to support the Company’s objectives and each element of the compensation programs have been reviewed annually by the Committee to determine whether the individual elements and their collective effect are continuing to further the Company’s objectives. Other than minor modifications the programs have been consistent during the last three years.

Compensation Philosophy

     Our compensation philosophy is to reward executives primarily based on the Company’s overall performance, but both the short-term and long-term incentive plans provide mechanisms for adjustments based on the Committee’s independent evaluation of the individual performance of each executive. As discussed in the next section, the short-term incentive plan and the stock option portion of the long-term incentive plan are by design directly linked to Company performance, while the restricted stock portion of the long-term incentive plan provides a continual incentive to increase the long-term value of the Company’s stock regardless of the stock value at the time of grant. The combination of base salaries and the short-term and long-term incentive plans are intended to provide an opportunity for executives to earn competitive compensation which is closely linked to overall Company performance. The three components are designed to provide executive compensation that is competitive and is expected to generally place the executives at or near the mid-point for total compensation paid for comparable positions at the companies included in the survey described below.

     Assuming that an executive earns the maximum short-term incentive, the ratio of the two incentive components to base salary (as of the time each is established) are as follows:

  CEO - base salary 1.0, short-term incentive 0.5 and long-term incentive 1.5

  Other named executive officers - base salary 1.0, short-term incentive 0.5 and long-term incentive 1.2.

     However, the actual values obtained under either the short-term or long-term incentives may vary significantly depending on the performance of the Company in the case of the short-term incentive and specifically our stock in the case of the long-term incentive awards.

     Based on all information available, the Committee concluded at the time the plans were instituted and continues to believe that the levels of compensation obtainable under its compensation programs, especially taking into account the variable nature of the short-term and long-term incentive plans, represent an appropriate balance between what is needed to attract, retain and motivate executives and what is fair to the Company’s shareholders.

Chief Executive Officer Transition

     On February 16, 2006 (the “CEO Selection Date”) the Company announced the promotion of Steven C. Cooper to Chief Executive Officer of the Company effective May 17, 2006 (the “CEO Effective Date”). On the CEO Effective Date, the Company’s then current Chief Executive Officer, Joseph P. Sambataro, Jr., retired as CEO but continues to serve as a member of the Board. In December 2004, the Company and Mr. Sambataro entered into an employment agreement pursuant to which Mr. Sambataro, amongst his other duties as Chief Executive Officer, agreed to formulate a succession plan, identify and recruit a successor, and formulate and implement a transition plan. The agreement, as clarified by the Board in December 2005, provided for the following:

  Mr. Sambataro’s salary of $535,000 continued up to the CEO Effective Date;

  Mr. Sambataro’s participation in the short-term incentive plan on a prorated basis the portion of 2006 during which he was CEO (see discussion below in the Short-Term Incentive Plan section);

  In recognition of long-term contributions to the Company, Mr. Sambataro was granted an option to purchase shares of the Company’s common stock worth approximately $300,000 and these and other outstanding options were fully vested as of December 15, 2005;

  Pursuant to his agreement, all outstanding shares of restricted stock held by Mr. Sambataro were fully vested as of the CEO Selection Date;

  It was clarified that Mr. Sambataro’s service as a Director of the Company would constitute “continuous service” with the Company for purposes of the terms of stock options held by Mr. Sambataro; and

  In 2006 Mr. Sambataro did not participate in the long-term incentive plan applicable to executive officers (see discussion below in the Long-Term Incentive Plan section) and did not receive any equity award payable to non-employee directors (see discussion in the Compensation of Directors section).

     On February 16, 2006, the Company entered into a new executive employment agreement with Mr. Cooper that has a term of three years. The employment agreement provides for the payment of an annual base salary of $425,000 to Mr. Cooper. As CEO, Mr. Cooper is also eligible to participate in the Company’s Short-Term Incentive Plan and Long-Term Executive Equity Plan, descriptions of which are set forth in more detail below. In recognition of his promotion to CEO, Mr. Cooper also received a grant at the CEO Effective Date of 10,000 shares of restricted stock vesting equally over a four year period.

Design of Compensation Programs

     The three major elements to our compensation program – base salary, the short-term incentive plan and the long-term incentive plan – are reviewed and determined annually and presently consist of the following components:

     Base Salaries

     The current base salaries of the named executive officers are largely based on a study the Committee undertook in 2004. The Committee directly retained the independent compensation consultant identified above and together reviewed three different compensation surveys involving companies in related industries with similar annual revenues. The surveys were national surveys published by Mercer Human Resource Consulting, Watson Wyatt Data Services and Economic Research Institute. The Committee believes that there are few if any directly competitive public companies so a number of judgments were made in selecting and analyzing the relevant data. Due to the limited number of businesses of a similar size and complexity to the Company in the temporary staffing industry, the study focused on published survey data rather than a proxy peer group and used a slightly broader industry – Professional and Business Services. After review of the information provided by the independent consultant retained by the Committee, discussions with the then Chief Executive Officer solely with respect to the other executive officers, and the application of the collective subjective judgments of the Committee relating to each executives’ prior performance and experience, base salaries were set for 2005 in December 2004 at levels generally at or near the mid-point for the combined three surveys.

     The Committee’s policy is to review base salaries every two years, so no general changes were made to the salary structure for 2006, except in the case of Mr. Cooper who was first promoted from Chief Financial Officer to President on September 16, 2005, and to Chief Executive Officer on May 17, 2006. In each case his base salary was increased to a level consistent with the 2004 study taking into account his new position and his experience. Similarly the Committee has established base salaries for named executives who were hired or promoted during 2006 at levels and on a basis consistent with the 2004 study.

     In 2006, base salaries for the named executive officers as a group totaled $2,100,797, or 41.4% of “Total Compensation” as calculated for the Summary Compensation Table below. At management’s request no changes have been made for base salaries for 2007.

     Base compensation is a key component in determining awards under both the short-term and long-term incentive plans since the awards under those plans are determined by multiplying base compensation by a percentage or factor in addition to other objective and subjective adjustments as described below.

     Short-Term Incentive Plan

     The short-term incentive plan was initially adopted in 2003. The Committee has made minor prospective revisions each year. Prior to the commencement of each year, the Committee establishes a Company performance target which is based on the attainment of a pre-established earnings target. In 2006, the adjusted net after-tax, pre-bonus income was computed without charges for share-based compensation since those charges were first implemented in 2006 and were not comparable from year to year. This is a non-GAAP financial measure that can be calculated by adding back share-based compensation and the short-term incentive awards to the Company’s net income. Individual target incentive percentages are also established prior to the commencement of the year. In 2006, individual target incentive percentages were set within a range of 30% to 45% of base compensation for each named executive officer. In addition to the targets, the Committee sets a threshold point (50% of the Company performance target) below which no award is payable and a maximum point (125% of the Company performance target) at which awards are capped. Thus, no short-term award will be earned unless the Company achieves at least half of the pre-established earnings goal. Short-term incentive awards are prorated to the extent the Company’s adjusted net after-tax profit falls between the minimum and maximum points.

     Once the base incentive award is determined, an individual multiplier between 0.5 and 1.2 may be applied. The purpose of the multiplier is to provide the Committee with the means to make adjustments for variations in individual performances based on the subjective review and determination of the Committee. In determining the multiple applicable to the Chief Executive Officer, the Compensation Committee and the Governance Committee annually evaluate the Chief Executive Officer’s performance against pre-established goals and objectives. In the case of other named executive officers, the Committee receives input from the Chief Executive Officer as to the performance of all other executive officers, but the Committee makes the final decision as to each of the executive officers. After applying the multiplier, the maximum payout is subject to an overall limitation of 50% of base salary for each executive.

     In 2006 the adjusted net after-tax profit increased by 28% over the adjusted net after-tax profit in 2005. This represented 94% of the Company performance target of obtaining a 30% increase in adjusted net after-tax profit. Thus, to illustrate the application of the short-term plan, an executive with an individual target award of 30% of base compensation would be entitled to a short-term incentive award of 28.2% of the executive’s base compensation, which would then be adjusted by the executive’s individual multiplier which may range from 0.5 to 1.2.

     In 2006 Mr. Sambataro was CEO for 4.5 months prior to his retirement. His target incentive percentage was 45%, and his individual multiplier was 1.0, resulting in a prorated short-term incentive award of $84,900. Mr. Cooper was President for 4.5 months with a target incentive percentage of 35% and CEO for 7.5 months with a target incentive percentage of 45% or a blended target incentive percentage of 41%. Based on the Committee’s performance evaluation, Mr. Cooper was entitled to an individual multiplier of 1.2 and thus received a short-term incentive award of $184,700.

     The short-term incentive awards in 2006 ranged from $58,845 to $184,700 for the named executive officers. The total amount of short-term incentive awards for the named executive officers as a group was $811,245 for 2006, or 37.8% of “Total Compensation,” as determined for the Summary Compensation Table below.

     The Company performance target and the individual performance target percentages are set each year. The targets are discussed and developed as the Company’s operating plan is developed and approved by the Board, typically at the September and December meetings. The Company’s business has historically been closely linked to the overall economy, especially the demand for industrial temporary staffing which has historically been very volatile in that many customers cut back on the use of temporary staffing when they incur or anticipate an economic slowdown. Similarly, many customers will increase their use of temporary staffing as they anticipate and benefit from an economic recovery. In setting the Company performance target the Committee has historically taken into account the outlook for temporary staffing in the coming year as well as the Company’s long-term growth goals. The Committee’s policy has been to set the Company performance target at a point which represents a significant challenge for management.

     In 2007, all members of the executive team will have individual performance targets of 30%, except the CEO, who will have an individual performance target of 45%. This was proposed by management and agreed to by the Committee and the Board after review and discussion. This represents a decision to put greater emphasis on the executive team working and benefiting as a group to the extent that the Company is able to achieve its overall performance target. As discussed above, any short-term incentive award will remain subject to the individual multiplier ranging from 0.5 to 1.2 and the cap of 50% of each named executive officer’s base compensation.

     Long-Term Executive Equity Incentive Plan

     The long-term executive equity incentive plan, which is focused on the retention of executives, was first implemented in 2004 as part of the Committee’s study, consists of annual grants of restricted stock and stock options together with ownership retention requirements. The Committee in conjunction with its independent consultant, after a review of data compiled from the same three compensation studies described above for base salaries, determined that the annual equity awards should be set at multiples of base compensation, ranging from .6 to 1.5 depending upon the executive position and experience and the subjective evaluations of the Committee. Each annual award consists of restricted stock having a value equal to 50% of the annual equity award and stock options having a value equal to 50% of the annual equity award. The restricted stock and stock options awarded in 2004 through 2006 are generally subject to vesting equally over three years.

     For restricted stock grants received in 2004, 2005, and 2006, the executives are further required to retain 75% of the shares received through restricted stock vesting, net of an amount equal to the value of shares that would need to be sold to pay the related income taxes. The ownership retention period for restricted stock awards received in 2004 is two years, and is four years for awards granted at the beginning of 2005 and thereafter. In 2007, for executives receiving over $100,000 of stock option grants, the first $100,000 worth of stock option grants is intended to qualify as incentive stock options, which provide favorable tax treatment for the executive provided that the executive satisfies the statutory holding period requirement of two years after grant and one year after exercise. Also, options granted to executives in 2007 cliff vest three years from the grant date. The Board of Directors continues to encourage executives to achieve and retain significant direct ownership of Company stock in addition to these specific retention requirements.

     The Committee believes that the use of both stock options and restricted stock, along with the retention requirements for restricted stock, closely aligns executive compensation with the value to be received by shareholders during the same period. The option awards provide the executive with a benefit only if the value of Company shares increases over the exercise price of the options, but potentially provide greater leverage since more shares are included in an option grant than in a grant of restricted stock. The value of the restricted stock will fluctuate with the value of Company shares and provides a benefit even if the value of the Company’s shares decline but has less upside potential than stock options since fewer shares are typically awarded in a restricted stock award having an equivalent initial value. The Committee chose to divide the long-term incentive award equally between stock options and restricted stock since it believes both forms of award have merit.

     For a number of years the Company has followed the practice of valuing all annual equity awards for directors, executive and other employees based on the closing price on the first trading day of January of each year. The use of the same pre-determined date each year was intended to make the valuation process neutral, avoiding timing decisions which might appear to take advantage of favorable or unfavorable Company or general economic developments. To further enhance this goal, beginning in 2007 the Company will price and determine the number of shares to be received in each annual equity award based on the closing price on the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results. Named executive officers may also receive an equity award in connection with their initial hiring or upon a promotion. In each case the equity award is valued as of the later of the date of approval by the Board or the effective date of such hiring or promotion.

     In 2006, the aggregate value of the equity awards under the long-term incentive plan to the named executive officers was $1,916,661, or 14% of “Total Compensation” as calculated for the Summary Compensation Table below. The valuation of the equity awards are based on the valuations included in the Summary Compensation Table which are determined in accordance with FASB Statement 123R as applied to the Company’s financial statements for 2006.

     In addition to the three basic components of the Company’s compensation program during 2006, the Committee also approved Change in Control Agreements.

     Change in Control Agreements

     In 2006 at the suggestion of a member of the Committee, outside counsel and Mercer were engaged to assist in the development of change in control agreements. These agreements are described in greater detail under “Potential Payments upon Termination or Change in Control,” below, and were approved by all of the independent directors. The change in control agreements are intended to provide short-term security for the executives in the event management and the Board are presented with a business combination or other opportunity which is determined to be in the best interest of Company shareholders. The Committee designed the change in control agreements to achieve a balance between the benefits of providing executives with security and the potential impact on the shareholders. The major provisions included to achieve this balance include:

  the change in control agreements require a “double trigger,” i.e., both a change in control and either an involuntary termination by the Company or a termination for good reason by the executive;

  the basic benefit is limited to an amount equal to two times (three times in the case of the Chief Executive Officer) the sum of (i) the executive’s annual base salary rate in effect for the year in which the termination date occurs, (ii) the executive’s short-term incentive target award; plus (iii) the immediate vesting of outstanding, unvested equity awards;

  the effective cost is further controlled by a “modified cap” which provides that if the “parachute” amount payable would trigger an excise tax under Section 4999 of the Internal Revenue Code then the amount required to be paid is the greater of the cut-back parachute payment or 90% of the full parachute payment after taxes;

  the Company is not obligated to pay a “gross up” in the event excise taxes are payable;

  the executives agreed to restrictive covenants including non-competition, non-solicitation, non-disparagement and confidentiality.

     In addition to the three basic components of the Company’s compensation program and the change in control agreements, during 2006 the Committee also approved and adopted the Company’s Nonqualified Deferred Compensation Plan.

     Nonqualified Deferred Compensation Plan

     The named executive officers, in addition to certain other eligible executives, are entitled to participate in the Labor Ready Nonqualified Deferred Compensation Plan (the “Deferral Plan”). Pursuant to the Deferral Plan, eligible employees can defer up to 50% of base salary and up to 75% of amounts received under the short-term incentive plan. Under the Deferral Plan the Company may make discretionary matching contributions which, if made, will be designed to provide a benefit generally equivalent to matching benefits that the Company generally makes available to its employees, but was not able to make under its 401(k) Plan for executive officers due to limitations that apply to highly compensated employees. Although the Company plans to invest deferred amounts in separate investment funds managed by third parties it is not required to do so and all deferred amounts are subject to the risk of loss in the event that the Company becomes insolvent. The Deferral Plan is administered by a benefits committee consisting of Company employees and named executive officers are eligible to participate on the same basis as other eligible employees. For the reasons discussed above the Committee believes that the Deferral Plan is a reasonable benefit for the named executives and does not impose any significant risk to or burden on the Company.

Tax and Accounting Implications

     Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct certain compensation over $1 million paid to the named executives unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee believes that it is generally in the Company’s best interests to comply with Section 162(m) and expects that most of the compensation paid to the named executives will be under the $1 million limit, eligible for exclusion (such as stock options) under the $1 million limit, or based on qualified performance objectives. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible that some compensation paid to named executive officers may not be deductible, such as the restricted stock portion of the long-term executive equity incentive plan to the extent that the aggregate of non-exempt compensation exceeds the $1 million level.

     Nonqualified Deferred Compensation

     On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements by adding a new Section 409A to the Internal Revenue Code. While the final 409A regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions that were effective January 1, 2005.

     Accounting for Stock-Based Compensation

     Beginning on December 31, 2005, the Company began accounting for stock-based payments, including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Thomas E. McChesney, Chair
William W. Steele
Craig E. Tall

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows all 2006 compensation paid by the Company to our Chief Executive Officers, Chief Financial Officer, and the other five most highly paid executive officers based on 2006 compensation. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executive Officers.” Annual Compensation includes amounts deferred at the Named Executive’s election.

					Non-Equity	Change in
			Stock	Option	Incentive Plan	Pension Value
			Awards	Awards	Compensation	and Deferred	All Other
Name and Principal Position	Year	Salary	(1)	(2)	(3)	Compensation	Compensation		Total
Joseph P. Sambataro, Jr.	2006	$222,231	$426,177 (4)	—	$84,900	—	$40,441	(5)	$773,749
former Chief Executive
Officer
Steven C. Cooper	2006	$394,848	$220,315	$260,473	$184,700	—	—		$1,060,336
President and Chief
Executive Officer
Derrek L. Gafford	2006	$250,001	$83,704	$125,188	$84,600	$196 (6)	$3,163	(7)	$546,852
Executive Vice President
and Chief Financial
Officer
Chris D. Burger	2006	$250,001	$76,251	$71,405	$70,500	—	$3,163	(7)	$471,320
Senior Vice President for
Operations
James E. Defebaugh	2006	$275,001	$83,186	$70,652	$77,600	—	$33,326	(8)	$539,765
Executive Vice President
and General Counsel
Wayne Larkin	2006	$250,001	$75,589	$78,451	$70,500	—	$3,163	(7)	$477,704
Senior Vice President for
Operations
Richard L. Mercuri	2006	$208,714	$49,691	—	$58,845	—	$187,654	(9)	$504,904
Vice President for Human
Resources
Noel S. Wheeler	2006	$250,000	$140,062	$155,517	$79,600	$590 (6)	$100,000	(10)	$725,769
President and Chief
Executive Officer for
CLP Resources
____________________

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of shares granted to each of the named executive officers in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock, fair value is calculated using the closing price of Company stock on the date of grant. For additional information, refer to Note 15 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2006 Form 10-K (listed under Stock Based Compensation). These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. Information regarding the shares of restricted stock granted to our named executive officers during 2006 is set forth in the Grants of Plan-Based Awards Table. The Grants of Plan- Based Awards Table also sets forth the aggregate grant date fair value of the restricted stock granted during 2006 computed in accordance with FAS 123R.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to each of the named executive officers in 2006 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 15 to the Notes to Consolidated Financial Statements found in Item 8 of

Part II of our 2006 Form 10-K (listed under Stock Based Compensation). For information on the valuation assumption with respect to grants made prior to 2006, refer to the note on other stock-related information for the Company financial statements in the Form 10-K for the respective year-end. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers. Information regarding the stock options granted to our named executive officers during 2006 is set forth in the Grants of Plan-Based Awards Table. The Grants of Plan- Based Awards Table also sets forth the aggregate grant date fair value of the stock options granted during 2006 computed in accordance with FAS 123R.

(3)	The amounts set forth in this column were earned during 2006 and paid in early 2007 to each of the named executive officers under our Short-Term Incentive Plan. This column represents the dollar amount recognized for financial statement reporting purposes. These amounts reflect the company’s accounting expense for these awards, and materially correspond to the actual value that was recognized by the named executive officers. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion above in the Compensation Discussion and Analysis entitled, “Short- Term Incentive Plan.”

(4)	This amount also reflects the accelerated vesting in February 2006 of certain unvested restricted shares held by Mr. Sambataro upon the appointment of Mr. Cooper as chief executive officer.

(5)	This amount includes $31,250 paid to Mr. Sambataro for his meeting fees as a Company director after May 2006. The amount also includes $6,028 housing allowance and $3,163 of 401(k) matching funds during Mr. Sambataro’s services as a named executive officer prior to May 2006.

(6)	These amounts represent the “above market” earnings on contributions to the Company’s deferred compensation plan, described in more detail below in the section entitled, “Nonqualified Deferred Compensation”.

(7)	These amounts represent 401(k) matching funds paid to the named executive officer.

(8)	This amount represents $2,512 paid in 401(k) matching funds and $30,814 paid in relocation expenses to Mr. Defebaugh.

(9)	This amount represents $187,654 paid in relocation expenses to Mr. Mercuri.

(10)	This amount represents part of the transition bonus paid to Mr. Wheeler relating to the acquisition of CLP Resources.

Grants of Plan-Based Awards

     The following table provides information about equity and non-equity awards granted to the named executive officers in 2006. In the columns described as Estimated Future Payouts Under Non-Equity Incentive Plan Awards, this table quantifies potential awards under the Short-Term Incentive discussed above. In the columns described below as Estimated Future Payouts Under Equity Incentive Plan Awards, this table quantifies actual stock option and restricted stock grants made to named executive officers under the Long-Term Incentive Plan discussed above. For additional information about the non-equity incentives and option awards and restricted stock awards, see the description of incentive compensation in the Compensation Discussion and Analysis section.

						Estimated Future			Grant
			Estimated Future Payouts Under			Payouts Under			Date Fair
			Non-Equity Incentive Plan			Equity Incentive		Exercise or	Value of
			Awards			Plan Awards		Base Price	Stock and
		Action	(2)			(3)		of Option	Option
	Grant	Date				Stock	Restricted	Awards	Awards
Name	Date	(1)	Threshold	Target	Maximum	Options	Stock	($/Share)(4)	(5)
Joseph P Sambataro, Jr.	1/3/2006	12/20/05	$45,000	$90,300	$113,000
Steven C. Cooper		12/20/05	$82,000	$163,700	$205,000
	1/3/2006					38,251		$21.24	$298,358
	1/3/2006						9,113		$193,560
	5/17/2006						10,000		$247,200
Derrek L. Gafford		12/20/05	$38,000	$75,000	$94,000
	1/3/2006					29,644		$21.24	$231,223
	1/3/2006						7,062		$149,997
Chris D. Burger		12/20/05	$31,000	$62,500	$78,000
	1/3/2006					24,704		$21.24	$192,691
	1/3/2006						5,885		$124,997
James E. Defebaugh		12/20/05	$34,000	$68,800	$86,000
	1/3/2006					27,174		$21.24	$211,957
	1/3/2006						6,474		$137,508
Wayne Larkin		12/20/05	$31,000	$62,500	$78,000
	1/3/2006					24,704		$21.24	$192,691
	1/3/2006						5,885		$124,997
Richard L. Mercuri		12/20/05	$57,352	$58,800	$64,500
	1/3/2006						3,531		$74,998
	6/19/2006						3,913		$86,008
Noel S. Wheeler		12/20/05	$32,000	$62,600	$78,000
	1/3/2006					29,644		$21.24	$231,223
	1/3/2006						7,062		$149,997
____________________

(1)	This column reflects the date that the Compensation Committee approved the award pursuant to the Short- Term Incentive Plan.

(2)	These columns show what the potential payout for each named executive officer was under the Short- Term Incentive plan in 2006, if the threshold, target, or maximum goals were satisfied for all performance measures. The potential payouts were performance-driven and therefore completely at risk. The business measurements, performance goals, and salary multipliers for determining the payout are described in the Compensation Discussion and Analysis, above.

(3)	This column shows the number of stock options and restricted stock awards granted in 2006 to the named executive officers under the Long-Term Incentive Plan. The majority of our stock options vests evenly over a three- or four-year period from the date of grant and expire if not exercised within five years from the date of grant. The majority of our restricted stock awards vest over periods ranging from three to four years. A retention period following vesting of two to four years is in place for a certain percentage of restricted shares granted to certain named executive officers, as discussed in more detail in the “Long-Term Executive Equity Incentive Plan” section of the Compensation Discussion and Analysis. The shares are not subject to forfeiture during the retention period but cannot be sold.

(4)	This column shows the exercise price for the stock options granted, which was the closing price of Company stock on the grant date indicated.

(5)	This column shows the full grant date fair value of grants under SFAS 123R. Generally the full grant date fair value is the amount that the company would expense in its financial statements over the award’s vesting schedule, excluding the impact of estimated forfeitures. For options, the fair value is calculated using the Black Scholes value on the grant date which was $7.80 for all 2006 option grants. The fair value shown for stock awards and option awards are accounted for in accordance with SFAS 123R. For restricted stock, fair value is calculated using the closing price of Company stock on the grant date. For additional information, refer to Note 15 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2006 Form 10-K (listed under Stock Based Compensation). These amounts reflect the Company’s accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information on the holdings of stock option and restricted stock awards to the named executive officers as of December 29, 2006. This table includes unexercised and unvested option awards and unvested shares of restricted stock. Each equity grant is shown separately for each named executive. The option exercise price shown below reflects the closing market price of the Company’s stock on the date of the grant. The market value of the restricted stock awards is based on the closing market price on December 29, 2006. For additional information about the option awards and restricted stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis. The vesting schedule for each grant is shown following this table, based on the option or restricted stock award grant date. Grants that are not listed in the vesting schedule are 100% vested.

	Option Awards					Restricted Stock Awards
								Market
		Number of	Number of				Number	Value of
		Securities	Securities				of Shares	Shares or
		Underlying	Underlying				or Units of	Units of
		Unexercised	Unexercised	Option	Option		Stock That	Stock That
		Options	Options	Exercise	Expiration		Have Not	Have Not
Name	Grant Date	Exercisable	UnExercisable	Price	Date	Grant Date	Vested	Vested
Joseph P. Sambataro, Jr.	3/17/04	76,895		$12.00	3/17/2009
	1/3/05	56,942		$16.98	1/3/2012
	12/15/05	55,970		$22.47	12/15/2012
Steven C. Cooper	12/11/02	6,250		$6.53	12/11/2007
	3/17/04		34,449	$12.00	3/17/2009	3/17/04	14,000	$256,620
	1/3/05	8,657	17,313	$16.98	1/3/2012	1/3/05	7,184	$131,683
	1/3/06		38,251	$21.24	1/3/2013	1/3/06	9,113	$167,041
						5/17/06	10,000	$183,300
Derrek L. Gafford	2/25/02	7,500		$4.81	2/25/2007
	12/11/02	7,500		$6.53	12/11/2007
	12/4/03	5,250	1,750	$11.85	12/4/2008
	1/3/05	3,750	11,250	$16.98	1/3/2012
						12/15/05	4,500	$82,485
	1/3/06		29,644	$21.24	1/3/2013	1/3/06	7,062	$129,446
Chris D. Burger	8/18/03	2,500	2,500	$8.98	8/18/2008
						1/3/05	1,464	$26,835
						4/21/05	4,500	$82,485
	1/3/06		27,174	$21.24	1/3/2013	1/3/06	5,885	$107,872
James E. Defebaugh						9/12/05	4,500	$82,485
	1/3/06		27,174	$21.24	1/3/2013	1/3/06	6,474	$118,668

	Option Awards					Restricted Stock Awards
								Market
		Number of	Number of				Number	Value of
		Securities	Securities				of Shares	Shares or
		Underlying	Underlying				or Units of	Units of
		Unexercised	Unexercised	Option	Option		Stock That	Stock That
		Options	Options	Exercise	Expiration		Have Not	Have Not
Name	Grant Date	Exercisable	UnExercisable	Price	Date	Grant Date	Vested	Vested
Wayne Larkin	3/25/02	2,500		$7.66	3/25/2007
	11/1/02	5,000		$6.31	11/11/2007
	12/11/02	1,374		$6.53	12/11/2007
	12/4/03	2,800		$11.85	12/4/2008
						1/3/05	1,347	$24,691
						4/21/05	4,500	$82,485
	1/3/06		24,704	$21.24	1/3/2013	1/3/06	5,885	$107,872
Richard L. Mercuri						5/27/05	4,552	$83,438
						1/3/06	3,531	$64,723
						6/19/06	3,913	$71,725
Noel S. Wheeler	5/27/05	14,192	28,382	$20.39	5/27/2009	5/27/05	13,251	$242,891
	1/3/06		29,644	$21.24	1/3/2013	1/3/06	7,062	$129,446

Vesting Schedule for Outstanding Awards at Fiscal Year-End Table

     Vesting schedules are provided below only for grants that were not 100% vested as of December 29, 2006.

Grant Date	Option Awards Vesting Schedule	Grant Date	Stock Awards Vesting Schedule
8/18/03	25% vests each year for 4 years	3/17/04	100% vests on 3rd anniversary of award
12/4/03	25% vests each year for 4 years	4/21/05	25% vests each year for 4 years
3/17/04	33% vests each year for 3 years	9/12/05	25% vests each year for 4 years
1/3/05	33% vests each year for 3 years	5/27/05	25% vests each year for 4 years
5/25/05	33% vests each year for 3 years	5/27/05	33% vests each year for 3 years
1/03/06	33% vests each year for 3 years	12/15/05	25% vests each year for 4 years
		1/03/06	33% vests each year for 3 years
		5/17/06	25% vests each year for 4 years
		6/19/06	25% vests each year for 4 years

Option Exercises and Stock Vested

     The following table provides information for the named executive officers on (1) stock option exercises during 2006, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
				Value
	Number of	Value Realized	Number of	Realized
	Shares Acquired	on Exercise	Shares Acquired	on Vesting
Name	on Exercise	(1)	on Vesting	(2)
Joseph P. Sambataro, Jr.	10,000	$194,700	15,753	$385,633
	10,000	$176,614	31,250	$765,000
	25,000	$464,285	7,878	$164,768
	21,619	$418,976	—	—
Steven C. Cooper	5,000	$67,250	3,593	$75,148
Derrek L. Gafford	—	—	1,500	$28,800
Chris D. Burger	—	—	1,500	$40,268
	—	—	489	$10,227
James E. Defebaugh	—	—	1,500	$24,000
Wayne Larkin	—	—	1,500	$40,268
	—	—	450	$9,412
Richard L. Mercuri	—	—	1,518	$35,772
Noel S. Wheeler	—	—	5,890	$138,798
____________________

(1)	The dollar amount realized upon exercise was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)	The dollar amount realized upon vesting was calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

     The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation

     The Company maintains a nonqualified unsecured Deferred Compensation Plan that allows certain highly compensated employees, including the named executive officers, to defer portions of their base salary and annual incentive bonus and thereby defer taxes. The amounts contributed to this plan by certain of the Company’s named executive officers are set forth in the following table, and are included in the amounts shown as “Salary” in the Summary Compensation Table, above.

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Balance at
Name	Last FY	Last FY	in Last FY(1)	Distributions	Last FYE
Joseph P. Sambataro, Jr.	—	—	—	—	—
Steven C. Cooper	—	—	—	—	—
Derrek L. Gafford	$11,538	—	$301	—	$11,839
Chris D. Burger	—	—	—	—	—
Wayne Larkin	—	—	—	—	—
James E. Defebaugh	—	—	—	—	—
Richard L. Mercuri	—	—	—	—	—
Noel S. Wheeler	$12,500	—	$712	—	$13,212

____________________

(1)	The amounts reported in the “Aggregate Earnings in Last FY” column represent all earnings on nonqualified deferred compensation in fiscal year 2006. Pursuant to SEC rules, all earnings on nonqualified deferred compensation in fiscal year 2006 in excess of 5.89% (the December 2006 Applicable Federal Long Term Rates with compounding) have been deemed “above-market earnings.” Based on the performance of the funds elected in advance by the participants (as described below), Mr. Gafford and Mr. Wheeler all had earnings on nonqualified deferred compensation in excess of 5.89% in fiscal year 2006. All “above-market earnings” on nonqualified deferred compensation were reported in this year’s “Summary Compensation Table.” See the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.”

     The participants may annually elect to defer up to 50% of salary and up to 75% of their annual incentive bonus. Participants are always 100% vested in the elective deferral contributions to the plan. The amounts deferred into this plan and all earnings remain subject to the claims of the Company’s general creditors until distributed to the participant. Participants may receive their funds during employment in the case of an unforeseen emergency, the disability of the participant, or a change in control. The participant may only receive their funds after employment in the case of their separation from the Company or the participant’s death. The Company’s matching contributions are discretionary. Whether a matching contribution will be made for a plan year and the amount of any such match will be determined each year by the Company. Any matching contributions a participant receives in the plan for a plan year are subject to a vesting schedule over five years. The plan account balances are credited with earnings based on the performance of one or more of the following mutual funds pre-selected by the participant:

  Alliance Bernstein LargeCap Value Fund (2006 rate of return: 21.17%).

  Columbus Circle Investors LargeCap Growth Fund (2006 rate of return: 9.28%).

  Neuberger Berman MidCap Value Fund (2006 rate of return: 12.97%).

  Turner Investment Partners MidCap Growth Fund (2006 rate of return: 5.87%).

  JP Morgan/Mellon Equity SmallCap Value I Fund (2006 rate of return: 17.72%).

  UBS/Emerald Advisers SmallCap Growth II Fund (2006 rate of return: 8.41%).

  Principal Global Investors International Emerging Market Fund (2006 rate of return: 36.52%).

  Principal Global Investors Diversified International Fund (2006 rate of return: 27.06%).

  Principal Global Investors Money Market Fund (2006 rate of return: 4.28%).

  Principal Global Investors Bond and Mortgage Securities Fund (2006 rate of return: 4.03%).

  Principal Global Investors High Quality Intermediate Term Bond Fund (2006 rate of return: 3.74%)

     The deemed rates of return for these earnings options may be positive or negative and thus may result in gains or losses to a participant’s plan balance. No assets are required to actually be invested in such funds. The deemed investment options may be changed by the participant periodically throughout the year. For certain key employees, the distribution election must be made at least six months before the actual payment of the participant’s account balance.

Potential Payments to Named Executive Officers upon Termination of Employment or Change in Control

     The Company has entered into employment agreements and change in control agreements with each of the named executive officers pursuant to which each named executive officer may be entitled to payments upon termination of employment under the circumstances described below. The payments are subject to the fulfillment of certain conditions, including compliance with a non-competition agreement, which is also described below.

The information below is a summary of certain material provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summary set forth in this proxy statement.

     Following the description of the agreements, there is a table showing the potential payments the named executive officers could have received under these agreements, assuming their employment with the Company was terminated by the Company without cause or for good reason by the named executive officer on December 29, 2006.

     Employment Agreement for Steven C. Cooper

     Mr. Cooper’s employment agreement provides that if the Company terminates his employment without cause, or if Mr. Cooper terminates his employment with good reason, then he will be entitled to the following:

  separation payments at a rate equal to his base salary at the time of termination through the expiration date of his employment agreement, which is May 17, 2009, or for a period of 12 months, whichever is greater; and

  unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges, all of his unvested options, unvested restricted stock shares, and any and all other unvested incentive awards will vest on the termination date.

     The foregoing separation benefits are conditioned upon the execution by Mr. Cooper of a release of claims against the Company and, in the case of the acceleration of vesting of equity awards, full compliance by Mr. Cooper with all covenants with the Company. Pursuant to his employment agreement, Mr. Cooper’s covenants with the Company include, without limitation, covenants requiring a duty of loyalty, non-disclosure of confidential information, assignment of inventions and non-competition and non-solicitation. Mr. Cooper has also signed a non-competition agreement with the Company, which is described below. Although Mr. Cooper is subject to the non-competition and non-solicitation provisions both in his employment agreement and in the non-competition agreement, the non-competition agreement provides that it supersedes and controls in the event of any conflict with the employment agreement.

     Mr. Cooper’s employment agreement also provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) by reason of his vesting of the unvested equity awards (taking into account any other compensation paid or deemed paid to him), the amount of such payments or deemed payments shall be reduced, or, alternatively the provisions of the employment agreement shall not act to vest unvested equity incentive awards to Mr. Cooper, so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

     Employment Agreements for James E. Defebaugh and Noel S. Wheeler

     Each of Mr. Wheeler’s and Mr. Defebaugh’s employment agreements provides that if the Company terminates his employment without cause or if he terminates his employment with good reason, then he will be entitled to the following:

  separation payments for twelve months from the termination date at a rate equal to his base salary at the time of termination; and

  continued vesting for a period of 12 months past the termination date of any previously awarded Company stock options, restricted stock and other equity awards in compliance with the terms of the relevant plan or plans, provided that all vested awards shall be exercised prior to the end of such 12 month period.

     In each case, the foregoing separation benefits are conditioned upon the executive executing a release of claims against the Company and being in compliance with the sections of his employment agreement relating to non-competition/non-solicitation and assignment of inventions. Both Mr. Wheeler and Mr. Defebaugh are also parties to a non-competition agreement in the form described below, which contains non-competition and non-solicitation provisions and provides that it supersedes and controls in the event of any conflict with the employment agreement.

     Employment Agreements for Derrek L. Gafford, Chris D. Burger, Wayne Larkin and Richard L. Mercuri

     Mr. Gafford, Mr. Burger, Mr. Larkin, and Mr. Mercuri are all parties to the same form of employment agreement, which provides that if the Company terminates the executive’s employment without cause, or if he terminates his employment with good reason, and such termination is for other than death or disability, then he will be entitled to the following:

  separation payments for twelve months from the termination date at a rate equal to his base salary at the time of termination; and

  accelerated vesting in any previously awarded stock options, restricted stock and other equity awards as if he had worked for the Company for 12 months after his termination date, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.

     As a condition precedent to being entitled to receive the benefits set forth above, the executive must (1) sign and deliver and thereafter not revoke a release; (2) be and remain in full compliance with all provisions of the sections of the employment agreement relating to non-disclosure of confidential information and assignment of inventions; and (3) be and remain in full compliance with the non-competition agreement and any other covenants with the Company entered into by the executive. The employment agreement contains, among other things, covenants relating to assignment of inventions, non-disclosure of confidential information, non-disparagement and duty of loyalty. Messrs. Gafford, Burger and Larkin are also parties to a non-competition agreement in the form described below

In addition to the provisions described above, the employment agreement for each named executive officer also provides that, if at the time of termination of employment the executive is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A(a)(2)(B)(i) of the Code, then any separation payments that would otherwise have been paid within the first 6 months after termination of employment shall instead be paid in a single lump sum on (or within 15 days after) the six-month anniversary of such termination of employment and any remaining severance payments shall be made monthly after such six-month anniversary.

     Change in Control Agreements

     On December 31, 2006, the Company entered into change in control agreements with various executive officers, including each of the named executive officers. Each change in control agreement expires on December 31, 2009, provided that beginning with January 1, 2010, the change in control agreements will automatically be extended for an additional year unless either party gives notice of termination not later than September 30 of the immediately preceding year. If a change in control occurs during the term, the term will expire on the earlier of the third anniversary of the change in control and the date of the executive’s death (such period is referred to as the “Severance Period”). If the executive ceases to be employed prior to a change in control, the agreement will expire on the date of termination of employment. The change in control agreements are effective on the date executed, but do not become operative unless a change in control occurs.

     Change in control means that during the term of the agreements any of the following events occurs:

  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33 1/3 % of the combined voting power of the then-outstanding voting stock of the Company;

  a majority of the Board ceases to be comprised of incumbent directors; or

  the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.

     The Company will be required to pay the amounts described below if following the occurrence of a change in control (or within 90 days prior to the date of a change in control if at the request of a third party who has taken steps reasonably calculated to effect a change in control) (1) the Company terminates the executive’s employment during the Severance Period other than for cause, or as a result of the executive’s death or permanent disability, or (2) the executive terminates the executive’s employment for good reason during the Severance Period. Each of (1) and (2) is referred to in the change in control agreement as a “Triggering Termination.” As a condition precedent to receiving any payments and benefits under the change in control agreement, the executive must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the change in control agreement. The material covenants of the executive in the change in control agreement include a duty of loyalty, non-disclosure, non-use and protection of confidential information, nondisparagement, non-competition and non-solicitation of employees and clients. The non-competition and non-solicitation provisions apply during the term of the change in control agreement and for a period of 2 years following the termination of employment.

     In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the executive an amount equal to two times (except in the case of Mr. Cooper, in which case it shall be three times) the sum of (A) the executive’s annual base salary rate in effect for the year in which the termination date occurs, plus (B) the executive’s incentive or target bonus (in an amount equal to the target bonus immediately prior to the change in control or, if such target shall not have been established or shall be reduced after a change in control, the highest aggregate incentive pay earned in any of the three fiscal years immediately preceding the year in which the change in control occurred). Such amounts shall be payable as follows: 50% shall be payable within 5 business days after the termination date and 50% shall be payable in equal monthly installments over the 24 months following the termination date, provided that the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code. The Company will also either provide employee benefits to the executive comparable to the benefits that the executive was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the change in control agreement.

     In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the executive a lump sum amount equal to the sum of (i) any unpaid incentive compensation that has been earned, accrued, allocated or awarded to the executive for any performance period ending prior to a Triggering Termination, plus (ii) the value of any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to the executive’s service during the performance period or periods that include the date on which the change in control occurred. Furthermore, if there is a Triggering Termination, all stock options, restricted stock and any other equity award shall become fully vested as of the date of termination.

     Notwithstanding any provision of the change in control agreement or any other agreement between the executive and the Company to the contrary, if any amount or benefit to be paid or provided under the change in control agreement or any other agreement would be a payment that creates an obligation for the executive to pay excise taxes under Section 280G of the Code (an “excess parachute payment”), then the payments and benefits to be paid or provided under the change in control agreement and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided that the foregoing reduction will not be made if such reduction would result in the executive receiving an after-tax amount less than 90% of the after-tax amount of the severance payments he would have received under the change in control agreement or under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this provision, the executive will be entitled to designate the payments and/or benefits to be so reduced.

     In addition to the foregoing limitation, the change in control agreements provide that to the extent that the executive receives payments by reason of his termination of employment pursuant to any other employment or severance agreement or employee plan (collectively, “Other Employment Agreements”), the amounts otherwise receivable under the change in control agreement will be reduced by the amounts actually paid pursuant to the Other Employment Agreements, but not below zero, to avoid duplication of payments so that the total amount payable or value of benefits receivable under the change in control agreement, and under the Other Employment Agreements, is not less than the amounts payable or value receivable had such benefits been paid in full under the change in control agreement.

     Non-Competition Agreements

     Each of the named executive officers has also entered into a non-competition agreement with the Company. Each non-competition agreement provides, among other things, that during the executive’s employment with the Company and for a period of 2 years following the termination of such employment for any reason, the executive shall not, directly or indirectly:

  employ or solicit for employment any Company employee who has been employed by the Company during the six months prior to the termination of the executive’s employment or urge any such person to discontinue employment with the Company; seek to employ any individual who has applied for and/ or accepted placement in a job by the Company with a client, and about whom the executive obtained information or with whom the executive interacted on behalf of the Company;

  solicit any client of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;

  engage in any conduct intended to induce or urge any client to discontinue its business relationship with the Company; or

  do any business with any Company client in connection with the provision of temporary and/or permanent staffing services.

     The non-competition agreement also provides that during the executive’s employment with the Company and for a period of 12 months following the termination of such employment, the executive shall not, directly or indirectly, in any location in which the Company conducts or plans to conduct business, work for or participate in a business similar to or that competes with the business of the Company. Within 15 days after the termination of the executive’s employment, the Company, in its sole discretion, may elect to extend the non-competition period from 12 months to 24 months, provided that if the Company makes such election and either the Company terminated the executive’s employment without cause or the executive terminated employment with good reason, then, if the executive has complied with certain conditions precedent, the period during which the executive is entitled to receive separation payments pursuant to the executive’s employment agreement will automatically and without further action be extended from 12 months to 24 months, except in Mr. Cooper’s case. In Mr. Cooper’s case, if at the time of termination the period during which he is entitled to separation payments pursuant to his employment agreement is less than 24 months, then such period will be increased to 24 months, and if at the time of termination the period during which he is entitled to separation payments pursuant to his employment agreement is 24 months or more, then such period will be extended by one additional month. The non-competition agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use and other protection of confidential information.

     Stock Option and Restricted Stock Agreements

     The award agreements that govern the stock option and restricted stock grants to the named executive officers also provide that the stock options and restricted stock, as applicable, will become fully vested if after a change of control the named executive officer is terminated without cause or terminates his employment for good reason. For purposes of the stock option and restricted stock agreements, change of control means the first day that any one or more of the following conditions shall have been satisfied:

  the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

  an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person has beneficial ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

  during any 24-consecutive month period, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a majority of the members of the Board, subject to certain exceptions; or

  a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

     Potential Payout Upon an Involuntary Termination Without Cause or for Good Reason

     The table below quantifies the potential payouts to each of the named executive officers other than Mr. Sambataro assuming that on December 29, 2006, the named executive officer was terminated by the company without cause or the named executive officer terminated his employment for good reason. The table shows two alternative scenarios – termination before a change in control and termination after a change in control. The amounts Mr. Sambataro received upon his retirement as CEO have been set forth previously in this proxy statement.

					Potential Payouts upon Involuntary
	Potential Payouts upon Involuntary Termination by				Termination by Company without Cause
	Company without Cause or by Executive for Good				or by Executive for Good Reason before a
	Reason after a Change in Control (1)(2)				Change in Control(3)
				Continuation
		Restricted	Stock	of Health &		Restricted
	Cash	Stock	Option	Welfare		Stock	Stock Option
Name	Payment	Vesting(4)	Vesting(5)	Benefits	Cash Payment	Vesting(4)	Vesting(5)
Steven C. Cooper(6)	$1,848,750	$738,644	$241,434	$33,633	$1,033,076	$738,644	$241,434
Derrek L. Gafford(6)	$650,000	$213,581	$26,527	$22,422	$250,000	$70,662	$16,403
Christian D. Burger(6)	$650,000	$199,320	$23,375	$22,422	$250,000	$26,662	$23,375
James E. Defebaugh(6)	$715,000	$201,153	—	$22,422	$275,000	$67,069 (7)	—	(7)
Wayne Larkin(6)	$650,000	$215,047	—	$22,422	$250,000	$71,689	$9,072
Richard Mercuri(6)	$559,000	$219,886	—	$22,422	$215,000	$61,937	—
Noel Wheeler(6)	$650,000	$345,337	—	$22,422	$250,000	$151,112 (7)	—	(7)

____________________

(1)	Assumes that (a) the change in control agreement was effective as of December 29, 2006, (b) a change in control occurred on or before such date and (c) the named executive officer was terminated by the company without cause on such date or the named executive officer terminated his employment for good reason on such date.

(2)	As explained above, the definition of a change of control for purposes of the stock option and restricted stock agreements differs slightly from the definition of change in control in the change in control agreements. In the event a named executive officer was terminated on December 29, 2006, by the company without cause or the named executive officer terminated his employment for good reason on such date following a change of control under the stock option and restricted stock agreements that did not constitute a change in control for purposes of the change in control agreement, the named executive officer would have been entitled to the restricted stock vesting and stock option vesting but not the cash payment or continuation of health and welfare benefits shown in the table.

(3)	Assumes that (a) the employment agreement was effective as of December 29, 2006, (b) no change in control occurred on or before such date and (c) the named executive officer was terminated by the company without cause on such date or the named executive officer terminated his employment for good reason on such date.

(4)	The amounts shown for each named executive officer are calculated by multiplying the number of unvested restricted stock awards for such named executive officer with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the closing price of a share of common stock on December 29, 2006, which was $18.33. Unvested restricted stock awards are set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(5)	The amounts shown for each named executive officer are calculated by multiplying the number of in-the-money options with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the difference between the exercise price and the closing price of a share of common stock on December 29, 2006. The number of shares subject to unvested stock options and exercise prices thereof are shown above in the Outstanding Equity Awards at Fiscal Year-End table.

(6)	As discussed above, the amounts actually payable to the named executive officers pursuant to the change in control agreement (and the amounts actually payable to Mr. Cooper pursuant to his employment agreement) are subject to reduction if any amount or benefit to be paid under such agreement or any other agreement would be a payment that creates an obligation for the named executive officer to pay excise taxes under Section 280G of the Code. For purposes of Section 280G, the value of the acceleration of stock options and restricted stock is based on a time-based formula and is different than the method described in footnotes (3) and (4) above.

(7)	The employment agreement for each of Mr. Defebaugh and Mr. Wheeler provides that he is entitled to continued vesting of stock options and restricted stock awards for a period of 12 months past the termination date, rather than an acceleration of vesting. For purposes of providing a value in this table, we treated the stock options and restricted stock awards for Messrs. Defebaugh and Wheeler the same as the other named executive officers, namely as if vesting was accelerated to December 29, 2007.

Audit Committee Report

     The Audit Committee is comprised of three independent members of the Board of Directors. Members of the Audit Committee currently include Mr. Grinstein, who chairs the committee, and Mr. Sullivan and Ms. McKibbin. The Board of Directors has affirmatively determined that each member of the committee is “financially literate” under the listing standards of the New York Stock Exchange, and that Mr. Grinstein and Mr. Sullivan are each an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K.

     The Audit Committee met five times in 2006. Over the course of these meetings, the Audit Committee met with the Company’s chief executive officer, chief financial officer, chief information officer, chief compliance officer, other senior members of the finance department, the director of internal audit, the Company’s outside counsel and independent auditors. These meetings included private, executive sessions between the Audit Committee and the Company’s independent auditors and director of internal audit, respectively. During its meetings, the Audit Committee reviewed and discussed, among other things:

  the status of and any significant issues in connection with the quarterly reviews and annual audit of the Company’s financial statements;

  the Company’s annual internal and external audit plans and the internal and external staffing resources available to carry out the Company’s audit plans;

  the Company’s significant accounting policies and judgmental accrual policies;

  the Company’s progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;

  the impact of new accounting pronouncements;

  the impact of recent developments in corporate governance; and

  current tax matters affecting the Company.

     The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 29, 2006. This discussion included, among other things:

  critical accounting policies and practices used in the preparation of the Company’s financial statements;

  significant items involving management’s estimates and judgments, including workers compensation reserves, allowances for doubtful accounts, and legal and regulatory contingencies;

  alternative treatments within GAAP of the Company’s annual financial information;

  the effect of regulatory and accounting initiatives on the Company’s financial statements, including the adoption of significant accounting pronouncements;

  any significant audit adjustments proposed by the independent auditors and management’s response; and

  confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit.

     In addition to the meetings discussed above, the Audit Committee, or its chair, reviewed with management, and the Company’s independent auditors, the Company’s financial statements for each quarter of 2006 prior to the quarterly release of earnings.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent accountants the independent accountants’ independence.

     The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence and has concluded that such services are compatible with maintaining the independence of the auditors. Based on the reviews and discussions referred to above, the Audit Committee believes that PricewaterhouseCoopers has been objective and impartial in conducting the 2006 audit.

     In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States.

     The Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2006, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Keith D. Grinstein, Chair
Robert J. Sullivan
Gates McKibbin

Equity Compensation Plan Information:

			(c)
			Number of securities
			remaining available
		(b)	for future issuance
	(a)	Weighted-average	under equity
	Number of securities to	exercise price	compensation plans
	be issued upon exercise	of outstanding	(excluding securities
Plan category	of outstanding options	options	reflected in column (a))
Equity compensation plans not approved by security holders (1)	558,000	$10.42	—
Equity compensation plans approved by security holders (2)	649,000	$16.92	4,718,000
	1,207,000	$13.93	4,718,000
Employee stock purchase plans approved by security holders (3)	—	—	522,000
	1,207,000	$13.93	5,240,000
____________________

(1)	Equity compensation plans not approved by security holders include the following:

Labor Ready, Inc. 2000 Stock Option Plan. This is a broadly based plan, which provides for the issuance of non-qualified stock options to directors, officers, and employees of the Company. The Board or a committee of the Board administers the plan. The exercise price for options issued under the plan must not be less than 100% of the fair market value of the Company’s common stock on the grant date. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.

Labor Ready, Inc. 2002 U.K. Stock Option Plan. This plan is a “sub-plan” of the 2000 Stock Option Plan discussed above, which provides for the issuance of non-qualified stock options to officers and employees of the Company’s UK subsidiary. The plan is administered by the Board or a committee of the Board. The exercise price for options issued under the plan must not be less than 100% of the fair market value of the Company’s common stock on the grant date. The plan limits the amount of options that may be granted to any grantee under the plan, by providing that the aggregate fair market value of common stock underlying all such options held by a grantee (measured as of the grant dates) cannot exceed £30,000. No awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.

(2)	Equity compensation plans approved by security holders include the following:

1996 Labor Ready Employee Stock Option and Incentive Plan. This plan applies to directors, officers, and employees of the Company and permits the granting of non-qualified and incentive stock options, restricted shares, stock appreciation rights and other stock based awards. There were 141,000 restricted shares outstanding as of December 29, 2006. Outstanding stock options as of the fiscal year end are listed in the table above. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.

Labor Ready, Inc. 2005 Long-Term Equity Incentive Plan. This plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified stock options, incentive stock options, restricted stock, restricted stock units and stock appreciation rights. The total number of shares authorized under this plan is 5,500,000 shares. As of December 29, 2006 there were 4,718,000 shares available for future issuance under this plan. There were 326,000 restricted shares outstanding as of December 29, 2006. Outstanding stock options as of the fiscal year end are listed in the table above. All future stock compensation awards will be awarded from this plan.

(3)	Employee stock purchase plans approved by security holders include the following:

1996 Labor Ready Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of December 29, 2006, there were 522,000 shares available for future issuance under this plan.

Certain Relationships and Related Transactions

     None.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires the Company’s officers and directors and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it, or representations from certain reporting persons, the Company believes that during 2006 all applicable Section 16(a) filing requirements were met, except for late Form 4 filings for Messrs. Breen, Burger, Cooper, Larkin, North, Sambataro and Ms. Hubbard and Ms. Otto. Each of these late Form 4 filings was filed to report the withholding of shares to satisfy a tax withholding obligation that arose upon the vesting of restricted stock on January 3, 2006 (for all aforementioned individuals) and February 26, 2006 (only for Mr. Sambataro).

PROPOSALS OF SHAREHOLDERS

     The Company anticipates that the 2008 Annual Meeting will be held no later than June 2008. Accordingly, a shareholder proposal to be presented at the Company’s 2008 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must be received by the Company at its executive offices at P.O. Box 2910, Tacoma, WA 98401, no later than December 14, 2007. Please send the proposal to the attention of the Company’s Corporate Secretary. A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless (i) specifically described in the Company’s proxy statement relating to such meeting, (ii) such proposal has been submitted in writing to the Secretary at the above address on or before December 14, 2007, and (iii) such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS

     We do not intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

FORM 10-K REPORT AVAILABLE

     A copy of the Company’s annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to Chief Financial Officer, Labor Ready, Inc., P.O. Box 2910, Tacoma, WA 98401; telephone: (253) 383-9101.

LABOR READY, INC.
By Order of the Board of Directors

James E. Defebaugh
Secretary

/s/ James E. Defebaugh

Tacoma, Washington
April 12, 2007

LABOR READY, INC.
C/O COMPUTERSHARE
350 INDIANA STREET
SUITE 350
GOLDEN, CO 80401

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time Tuesday, May 15, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Labor Ready, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time Tuesday, May 15, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Labor Ready, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
LABOR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LABOR READY, INC.

A	Election of Directors
1.	The Board of Directors recommends a vote FOR the listed nominees. Nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	01) Steven C. Cooper 02) Keith D. Grinstein 03) Thomas E. McChesney 04) Gates McKibbin	05) Joseph P. Sambataro, Jr. 06) William W. Steele 07) Robert J. Sullivan 08) Craig E. Tall
			☐	☐	☐

B	Issues					For	Against	Abstain

The Board of Directors recommends a vote FOR the following proposal.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2007.					☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

C	Authorized Signatures - Sign Below- This section must be completed for your instructions to be executed.

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

For address changes, please check this box and write them on the back where indicated.		☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Proxy - LABOR READY, INC.

FOR ANNUAL MEETING OF THE SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Robert J. Sullivan and James E. Defebaugh (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 16, 2007, at 1015 A Street, Tacoma, Washington, and at any adjournment thereof.

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY.